As filed with the Securities and Exchange Commission on January 5, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTRAL FEDERAL
CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2923 Smith Road
Fairlawn, Ohio 44333
(330) 666-7979
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eloise L Mackus
Senior Vice President, General Counsel, and Secretary
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
(330) 666-7979
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Steven J. Ellcessor
Frost Brown Todd LLC
10 W. Broad Street, Suite 2300
Columbus, Ohio 43215-3484
(614) 464-1211
(614) 464-1737 (Fax)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed
Title of each class of	Amount to	offering price	maximum aggregate	Amount of
securities to be registered	be registered	per unit	offering price	registration fee
Warrant to Purchase Common Stock, par value $.01, and underlying shares of Common Stock(1)	336,568 (1)	$3.22 (2)	$1,083,750 (2)	$42.60
Total:			$1,083,750	$42.60

(1)	There are being registered hereunder (a) a warrant for the purchase of 336,568 shares of common stock with an initial per share exercise price of $3.22, (b) the 336,568 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416 under the Securities Act.

(2)	Calculated in accordance with Rule 457(i) under the Securities Act with respect to the per share exercise price of the warrant of $3.22.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2009
PROSPECTUS
CENTRAL FEDERAL CORPORATION
Warrant to Purchase 336,568 Shares of Common Stock
336,568 Shares of Common Stock

     This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 336,568 shares of common stock, or the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 7,225 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to as the Series A preferred stock, were originally issued by us pursuant to the Letter Agreement dated December 5, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.
     The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.
     We will not receive any proceeds from the sale of securities by the selling securityholders.
     The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.
     Our common stock is listed on the NASDAQ Capital Market under the symbol “CFBK.” The last reported sale price of our common stock on the NASDAQ Capital Market on December 31, 2008 was $2.98 per share.
     Our principal executive offices are located at 2923 Smith Road, Fairlawn, Ohio 44333, and our telephone number is (330) 666-7979.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is January 5, 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the selling securityholders may sell, from time to time, in one or more offerings, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
     We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.
     In this prospectus, “Central Federal,” “Company,” we,” “our,” “ours,” and “us” refer to Central Federal Corporation, which is a bank holding company headquartered in Fairlawn, Ohio, and its wholly owned bank subsidiary, CFBank, on a consolidated basis, unless the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
     Central Federal files annual, quarterly and current reports, proxy statements and other information with the SEC; our SEC file number for these filings is 000-25045. Our SEC filings are available to the public free of charge through the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about our company, including information we have filed with the SEC, is also available through our web site at www.CFBankonline.com. However, the information on or accessible through our web site is not a part of or incorporated by reference into this prospectus or any prospectus supplement.
     The SEC allows us to “incorporate by reference” information in other documents that we file into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.
     We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but before effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8–K:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 27, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed on May 14, 2008, August 13, 2008 and November 13, 2008, respectively;

•	Our Current Reports on Form 8-K filed on January 18, 2008, February 15, 2008, March 21, 2008, April 18, 2008, April 23, 2008, May 15, 2008, June 20, 2008, July 18, 2008, September 19, 2008, October

17, 2008, November 24, 2008, December 5, 2008, and December 19, 2008.
     We will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference into this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings by writing or telephoning us at the following address:
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Attn: General Counsel
Telephone: (330) 666-7979
FORWARD-LOOKING STATEMENTS
     Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of the Company or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “will,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
     Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to those risks described under the caption “Risk Factors” of our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences:
•	changes in general economic conditions and economic conditions in the markets we serve, any of which may affect, among other things, our level of non-performing assets, charge-offs, and provision for loan loss expense;

•	changes in interest rates that may reduce interest margins and impact funding sources;

•	changes in market rates and prices which may adversely impact the value of financial products including securities, loans and deposits;

•	changes in tax laws, rules and regulations;

•	various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision;

•	competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	unanticipated litigation, claims or assessments; and

•	management’s ability to manage these and other risks.
     Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We have no duty to, and do not intend to, update these statements unless applicable laws require us to do so.

RISK FACTORS
     An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including the risks identified, and the cautionary statements included, in our December 31, 2007 Annual Report on Form 10-K, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Where You Can Find More Information.”
USE OF PROCEEDS
     We will not receive any proceeds from any sale of the securities by the selling securityholders, other than as a result of the exercise for cash of warrants held by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK
     The following is a brief description of the terms of the warrant, which may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.
Shares of Common Stock Subject to the Warrant
     The warrant is initially exercisable for 336,568 shares of our common stock. However, if we complete one or more qualified equity offerings on or before December 31, 2009 that result in our receipt of aggregate gross proceeds of at least $7,225,000, which amount is equal to 100% of the aggregate liquidation preference of $1,000 per share of our Series A preferred stock, the number of shares of common stock underlying the portion of the warrant then held by the United States Department of Treasury (as the initial warrantholder) will be reduced by an amount equal to one-half of the number of shares initially covered by the warrant. The number of shares subject to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”
Exercise of the Warrant
     The warrant may be exercised to purchase common stock at an initial exercise price of $3.22 per share. The warrant may be exercised at any time on or before December 5, 2018 by delivery of the warrant and a completed notice of exercise attached as an annex to the warrant together with payment of the exercise price for the shares of common stock for which the warrant is being exercised. However, the initial warrantholder may not exercise the warrant for more than one-half of the number of shares initially covered by the warrant until the earlier of the date on which Central Federal has received aggregate gross proceeds of at least $7,225,000 from one or more qualified equity offerings and December 31, 2009.
     The exercise price may be paid either by the withholding by Central Federal of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”
     Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant on the NASDAQ Capital Market.
Rights as a Shareholder
     The warrantholder has none of the rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.
Transferability
     The initial warrantholder may not transfer a portion or portions of the warrant with respect to, and/or exercise the warrant for, more that one-half of the number of shares initially covered by the warrant until the earlier of the date on which Central Federal has received aggregate gross proceeds of at least $7,225,000 from one or more qualified equity offerings and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.
Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised, and the exercise price applicable to the warrant, will both be proportionately adjusted if we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day before pricing the newly issued shares, then both the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or by our affiliates pursuant to a registration under the Securities Act, or Rule 144A on a basis consistent with capital-raising transactions by comparable financial institutions (but excluding other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such a distribution.
     Certain Repurchases. If we repurchase common stock on a pro rata basis, then both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving Central Federal and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant will convert into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised before the merger, consolidation or similar transaction, as the case may be.

DESCRIPTION OF COMMON STOCK
General
     We have 6,000,000 shares of authorized common stock, of which 4,102,662 shares were outstanding as of December 31, 2008.
     Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after satisfaction of any claims of creditors and the preferences of Series A preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata distributions of our net assets. We can pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.
     Our Series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our directors also have the authority to designate and issue up to an additional 992,775 shares of preferred stock in series, and to fix the preferences, limitations and relative rights of any such series.
     Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power subject to the right of our board of directors to designate and to issue series of preferred stock with different voting rights than the common stock.
     Our common stock is listed on the NASDAQ Capital Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Registrar and Transfer Company.
Restrictions on Ownership
     The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

DESCRIPTION OF SERIES A PREFERRED STOCK
     The following is a brief description of the terms of the Series A preferred stock, which was issued to the United States Department of the Treasury with the Warrant. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, including the certificate of designations establishing the terms of the Series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.
General
     Under our certificate of incorporation, as amended, we have authority to issue up to 1 million shares of preferred stock, par value $.01 per share. Of such number of shares of preferred stock, 7,225 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which shares of Series A preferred stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable.
Dividends Payable On Series A Preferred Stock
     Holders of shares of Series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period from December 5, 2008 to, but excluding, February 15, 2014. Thereafter, holders of shares of Series A preferred stock will be entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period thereafter.
     Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A preferred stock are payable to holders of record of shares of Series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days before the applicable dividend payment date.
     If we determine not to pay any dividend or a full dividend with respect to the Series A preferred stock, we are required to provide written notice to the holders of shares of Series A preferred stock before the applicable dividend payment date.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.
Priority of Dividends
     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A preferred stock will rank:
•	senior to our common stock and all other equity securities designated as ranking junior to the Series A preferred stock; and

•	at least equal to all other equity securities designated as ranking on a parity with the Series A preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Central Federal.
     So long as any shares of Series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we can not pay or declare any dividend on our common stock or other junior stock, other than a dividend payable solely in common stock. In addition, neither we nor our subsidiaries may purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A preferred stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•	purchases or other acquisitions by broker-dealer subsidiaries of Central Federal solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of Central Federal for resale pursuant to an offering by Central Federal of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Central Federal or a subsidiary of Central Federal, including as trustee or custodian; and

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.
     If we repurchase shares of Series A preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the Series A preferred stock then held by the initial selling securityholder.
     On any dividend payment date for which full dividends are not paid, or declared and funds set aside for, on the Series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for the Series A preferred stock), with respect to the Series A preferred stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
     Subject to the limitations described above, we may declare and pay such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any funds legally available for such payment, and the Series A preferred stock will not be entitled to participate in any such dividend.
Redemption
     The Series A preferred stock may not be redeemed before February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of at least $1,806,250.00, which amount equals 25% of the aggregate liquidation amount of the Series A preferred stock on the date of issuance. In such a case, we may redeem the Series A preferred stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, after December 5, 2008, to persons other than Central Federal or its subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that, in each case, qualify as and may be included in Tier 1 capital of Central Federal at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or before October 13, 2008.
     After February 15, 2012, the Series A preferred stock may be redeemed, subject to the approval of the Federal Reserve Board, at any time and from time to time, in whole or in part, subject to notice as described below.
     In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends through the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs after the dividend record date for the dividend period will be paid to the holder of record of the redeemed shares on such dividend record date, not to the holder entitled to receive the redemption price on the redemption date.

     The Series A preferred stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A preferred stock have no right to require the redemption or repurchase of the Series A preferred stock.
     If fewer than all of the outstanding shares of Series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
     We will mail notice of any redemption of Series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing must be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A preferred stock designated for redemption will not affect the redemption of any other Series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A preferred stock are to be redeemed, and the number of shares of Series A preferred stock to be redeemed (and, if less than all shares of Series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).
     Shares of Series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock and thereafter may be reissued as shares of any series of preferred stock other than Series A preferred stock.
Liquidation Rights
     If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A preferred stock.
     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A preferred stock has been paid in full to all holders of Series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
Conversion
     Holders of shares of Series A preferred stock have no right to exchange or convert such shares into any other securities.
Voting Rights
     Except as indicated below or otherwise required by law, the holders of Series A preferred stock will not have any voting rights.
     Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will automatically be increased by two and the holders of Series A preferred stock will have the right, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, to elect two directors, referred to as the preferred stock directors, at the next annual meeting of stockholders (or at a special meeting called for the purpose of electing the preferred stock directors before the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of NASDAQ (or any other exchange or trading facility on which our securities may be listed) that listed companies must have a majority of independent directors.
     Once all accrued and unpaid dividends for all past dividend periods have been paid in full, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and our number of authorized directors will be reduced by the number of preferred stock directors previously elected. The holders of a majority of shares of Series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.
     Class Voting Rights as to Particular Matters. So long as any shares of Series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A preferred stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)	Authorization of Senior Stock. Any amendment or alteration of the certificate of designations establishing the Series A preferred stock or our certificate of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Central Federal;

(ii)	Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the certificate of designations establishing the Series A preferred stock or our certificate of incorporation, including, so as to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock; or

(iii)	Shares Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A preferred stock or of a merger or consolidation of Central Federal with another entity, unless the shares of Series A preferred stock remain outstanding following any such transaction or, if Central Federal is not the surviving entity, are converted into or exchanged for preference securities and such shares remaining outstanding or such preference securities, as the case may be, have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges and voting powers of the Series A preferred stock immediately prior to such consummation, taken as a whole.
     To the extent of the voting rights of the Series A preferred stock, holders of shares of Series A preferred stock are entitled to one vote for each such share.
     The voting provisions described above will not apply if, at or before the time when the vote or consent would otherwise be required, all outstanding shares of Series A preferred stock have been redeemed, or have been called for redemption upon proper notice and sufficient funds have been deposited in trust for such redemption.

PLAN OF DISTRIBUTION
     The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.
     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. We will not receive any proceeds from the sale of these securities by the selling securityholders.
     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately before the sale.
     In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.
     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.
SELLING SECURITYHOLDERS
     On December 5, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to it, in one or more offerings, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:
•	a warrant to purchase 336,568 shares of our common stock, representing beneficial ownership of approximately 7.6% of our common stock as of December 31, 2008; and

•	336,568 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 7.6% of our common stock as of December 31, 2008.
     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.
     The selling securityholders may change over time and new information about them will be set forth in supplements to this prospectus if and when necessary.
LEGAL MATTERS
     The validity of the warrant and the common stock offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.
EXPERTS
     The consolidated financial statements incorporated in this registration statement by reference from Central Federal Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), independent registered public accounting firm, as stated in their report, dated March 19, 2008, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Central Federal Corporation (except any underwriting discounts and commissions and expenses incurred by the selling securityholders in disposing of the securities). All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$43
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$1,500

Total	$21,543

Item 15. Indemnification of Officers and Directors.
Delaware General Corporation Law
The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware Corporation:
(i)	May indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was illegal; and

(ii)	May indemnify any person who is, was or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by any such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.
Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
The determination that indemnity is proper in the circumstances, because the director or officer has met the applicable standard of conduct, shall be made in each specific case by a majority of the directors who are not parties to the action, by a committee of directors designated by a majority of such non-party directors, by independent legal counsel in a written opinion (if there are no non-party directors or at the request of a majority of the non-party directors) or by a majority vote of the outstanding shares of Common Stock.
The indemnification and advancement of expenses authorized by Section 145 is not exclusive of other such rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and a corporation is expressly authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director receives a personal benefit in money, property or services to which the director is not legally entitled.
Certificate of Incorporation
As permitted by Section 145, Article Tenth of the Company’s Certificate of Incorporation, as amended, provides that any director or officer of the Company or any person who is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to amendment).
Such indemnification extends to any expense, liability or loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnified person. Article Tenth also provides for the advancement of expenses to be incurred in connection with the defense of any claim; provided, however, that if the DGCL so requires, an advancement of expenses in connection with a claim made with respect to service as a director or officer will be provided only if the indemnified director or officer undertakes in writing to repay all amounts advanced if it is ultimately determined by final judicial decision that he is not entitled to be indemnified for such expenses.
The right to indemnification under Article Tenth is not exclusive of any other right the indemnified person may have or acquire under any statute, agreement, vote of stockholders or otherwise, to the extent permitted by the DGCL. Finally, Article Tenth provides that the Company may grant to any employee or agent to the fullest extent permitted by the DGCL the rights of indemnification and advancement of expenses available to directors and officers under Article Tenth.
As permitted by Section 102(b)(7), Article Eleventh of the Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.
Insurance
The Company also maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit
Number	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to Form SB-2 Registration Statement (File No. 333-64089) filed September 23, 1998 and incorporated herein by reference).

4.2	Amendment to Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to Form S-2 Registration Statement (File No. 333-129315) filed October 28, 2005 and incorporated herein by reference).

4.3	Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement — Standard Terms, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2008 and incorporated herein by reference).

4.4	Warrant, dated December 5, 2008, to purchase shares of common stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report of Form 8-K filed on December 5, 2008 and incorporated herein by reference).

5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney (included in the signature page to the registration statement).
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on January 5, 2009.

CENTRAL FEDERAL CORPORATION
By:	/s/ Therese Ann Liutkus
	Name:	Therese Ann Liutkus, CPA
	Title:	Treasurer and Chief Financial Officer
SIGNATURES AND POWER OF ATTORNEY
     We, the undersigned officers and directors of Central Federal Corporation hereby severally constitute and appoint Mark S. Allio and Eloise L. Mackus and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Central Federal Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Allio Mark S. Allio	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 5, 2009

/s/ Therese Ann Liutkus	Chief Financial Officer and Treasurer	January 5, 2009
Therese Ann Liutkus	(Principal Financial and Accounting Officer)

/s/ Jeffrey W. Aldrich	Director	January 5, 2009
Jeffrey W. Aldrich

/s/ Thomas P. Ash	Director	January 5, 2009
Thomas P. Ash

/s/ William R. Downing	Director	January 5, 2009
William R. Downing

/s/ Gerry W. Grace	Director	January 5, 2009
Gerry W. Grace

/s/ David C. Vernon	Director	January 5, 2009
David C. Vernon

/s/ Jerry F. Whitmer Jerry F. Whitmer	Director	January 5, 2009

EXHIBIT INDEX

Exhibit
Number	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to Form SB-2 Registration Statement (File No. 333-64089) filed September 23, 1998 and incorporated herein by reference).

4.2	Amendment to Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to Form S-2 Registration Statement (File No. 333-129315) filed October 28, 2005 and incorporated herein by reference).

4.3	Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement — Standard Terms, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2008 and incorporated herein by reference).

4.4	Warrant, dated December 5, 2008, to purchase shares of common stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report of Form 8-K filed on December 5, 2008 and incorporated herein by reference).

5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney (included in the signature page to the registration statement).